EXHIBIT 3.17

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

NU-GRO AMERICA CORP.

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is NU-GRO AMERICA CORP. (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, Wilmington County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation is authorized to issue is 3000 shares, no par value, itemized as follows:

CLASS	NUMBER OF SHARES	PAR VALUE/SHARE
Common	3000	No Par Value

FIFTH: The name and mailing address of the incorporator is as follows:

Thomas J. Keable

Kavinoky & Cook, LLP

120 Delaware Avenue

Buffalo, New York 14202

SIXTH: The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is eliminated to the fullest extent allowed under the laws of the State of Delaware in effect as of the date of this Certificate. This provision shall not eliminate the personal liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

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IN WITNESS WHEREOF, I have hereunto signed this Certificate of Incorporation this 21st day of July, 1998.

/s/ Thomas J. Keable
Thomas J. Keable, Incorporator

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CERTIFICATE OF MERGER

OF

NU-GRO TECHNOLOGIES, INC.,

a New York corporation

INTO

NU-GRO AMERICA CORP.,

a Delaware corporation

(Pursuant to Section 252 of the Delaware General Corporation Law)

It is hereby certified that:

1. The constituent business corporations participating in the merger herein are:

(i) NU-GRO AMERICA CORP., which is incorporated under the laws of the State of Delaware; and

(ii) NU-GRO TECHNOLOGIES, INC., which is incorporated under the laws of the State of New York.

2. A Plan and Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of Section 252(c) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation in the merger herein is Nu-Gro America Corp., a Delaware corporation, which shall continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

4. The Certificate of Incorporation of Nu-Gro America Corp. as of the effective date of the merger shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

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5. The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

Nu-Gro America Corp.

10 Craig Street

Brantford, Ontario N3R 7J1

6. A copy of the aforesaid Plan and Agreement of Merger will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of any of the aforesaid constituent corporations.

7. The authorized capital stock of Nu-Gro Technologies, Inc. is 200 shares, all of which are common shares of one class, of which 160 are issued and outstanding.

8. The effective date of the merger shall be October 1, 1999.

Dated: September 28, 1999

NU-GRO TECHNOLOGIES, INC.

By	/s/ John D. Hill
John D. Hill, President

NU-GRO AMERICA CORP.

By	/s/ John D. Hill
John D. Hill, President

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